UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 27, 2024, Matinas BioPharma Holdings, Inc. (the “Company”) received notice that trading of its shares of common stock, par value $0.0001 per share (the “Common Stock”), had been halted by the NYSE American (“NYSE American” or the “Exchange”) due to its low trading price. The Company expects the trading halt to remain in effect until after the Company consummates a reverse stock split of the Common Stock. As previously announced, the Board of Directors of the Company approved a reverse stock split of the Common Stock at a ratio of one-for-fifty (1:50) (the “Reverse Stock Split”). The Reverse Stock Split will become effective at 5:00 P.M. (EST) on August 30, 2024. The shares of Common Stock are expected to begin trading on the split-adjusted basis when the market opens on September 3, 2024.

Subject to NYSE American approval, it is anticipated that trading will resume on the NYSE American following the implementation of the Reverse Stock Split. Although not anticipated by the Company, the Exchange could maintain the trading halt. The Exchange could also suspend trading and move to delist the Company’s Common Stock if the price per share post-split does not meet the requirements of Section 1003(f)(v) of the NYSE American Company Guide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: August 27, 2024	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer

-3-